                                                                    Exhibit 3.38

                                     BY-LAWS

                                       OF

                              FCR GREENSBORO, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETINGS. The Annual Meeting of Stockholders for the election of Directors, and the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Written notice of the Annual Meeting stating the place, date and hour and purpose or purposes of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 3. SPECIAL MEETINGS. Special Meetings of Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors (the "Chairman"), the President or the Chairman of the Executive Committee and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or upon the request in writing of the stockholders owning a majority in amount of the entire stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the notice. Unless otherwise required by statute, written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten, nor more than sixty, days before the date of the meeting to each stockholder entitled to vote at such meeting.

     SECTION 4. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all Meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any Meeting of the Stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting, from time to time, without notice other than an announcement at the Meeting, until a quorum shall be present or represented. At such adjourned Meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each stockholder entitled to vote at the Meeting.

     SECTION 5. VOTING. Unless otherwise required by statute, or expressly provided for in the Certificate of Incorporation or in the these By-Laws, any question brought before any Meeting of Stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided by the Certificate of Incorporation, each stockholder represented at a Meeting of Stockholders shall be entitled to cast one vote for each share of the stock entitled to vote thereat held by such Stockholder. Such votes may be in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the Officer of the Corporation presiding at a Meeting of Stockholders, in such Office's discretion, may require that any votes cast at such Meeting shall be cast by written ballot, and such ballot shall be so required at an election of Directors if a stockholder so demands at the election and before the voting begins.

     SECTION 6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a Meeting, without prior notice and without a vote, if the minimum number of votes that would be necessary to authorized or take action at a Meeting at which all shares entitled to vote thereon were present or voted consent thereto in writing. Prompt notice of the taking of the corporate action without a Meeting by less than unanimous consent shall be given to those stockholders who have not consented.

     SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Officers or agent of the Corporation who has charge of the stock transfer books of the Corporation shall make and certify at least ten days before every Meeting of Stockholders, a complete list of the stockholders entitled to vote at the Meeting, arranged in alphabetical order within each class, series or group of stockholders maintained by the Corporation for convenience of reference, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to inspection of any stockholder, for any purpose germane to the Meeting during ordinary business hours, for a period of at least ten days prior to the Meeting, either at a place within the city where the Meeting is to be held, which place shall be specified in the notice of the Meeting, or if not specified, at the place where the Meeting will be held. The list shall also be produced and kept at the time and place of the Meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. The list shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at any Meeting of Stockholders.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of not less than three, with the actual number to be fixed from time to time by a vote of the majority of the Directors then in office. A Director shall hold office until the Annual Meeting of Stockholders or thereafter when such Director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as provided in Section 2 of this Article, Directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders. Any Director may resign at any time upon notice to the Secretary of the Corporation. Directors need not be stockholders.

     SECTION 2. NOMINATIONS. Nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a Stockholders' Meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Chairman not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders 90 days prior to the anniversary date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nominations and of the person or persons to be nominated; (b) each nominee's age and principal occupation or employment; (c) the number of shares of stock of the Corporation beneficially owned by each nominee; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and any other information or tangible evidence, such as fingerprints, which any governmental agency may require the Corporation to provide pursuant to any federal or state law, rule or regulation and (g) the consent of each nominee to serve as a Director of the Corporation if so elected. A stockholder who does not comply with the foregoing procedures may be precluded from nominating a candidate for election as a Director at a Meeting of Stockholders. Notwithstanding anything to the contrary contained in this Section 2, if the Corporation is required to obtain the consent of any governmental agency prior to the election of any person nominated by a stockholder or if the Board of Directors or any committee of the Board of Directors determines that a nominee if elected would jeopardize the retention of any authorization, license or permit held by the Corporation issued by a governmental agency, the Board of Directors or any committee of the Board of Directors may strike such nominee from the ballot or determine not to place the nominee on the ballot.

     SECTION 3. VACANCIES. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director and the Directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, unless sooner displaced.

     SECTION 4. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of stockholders at the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided that a quorum is present. In the event of failure of the stockholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at such time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special Meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, if there be one or more, the President, the Chairman of the Executive Committee and shall be called by the Secretary upon receipt of a request in writing from any two Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than ten (10) days before the date of the meeting, or by telephone, facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 6. QUORUM. Except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the majority of the Directors on any committee present at any meeting shall constitute a quorum for such committee. The act of a majority at such meeting shall be the act of the Board of Directors or of the committee. If a quorum shall not be present at any meeting of the Board of Directors or of any committee the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 8. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

     SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each committee, having more than one Director as a member shall elect a Director on such committee as the Chairperson of such committee. Any committee, to the extent allowed by statute and as expressly provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee shall have the power to declare dividends, to elect or remove Officers, or to authorize the issue of any class of stock of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

SECTION 9.A. THE EXECUTIVE COMMITTEE. The Executive Committee shall be a standing Committee of the Board of Directors and shall consist of not less than three Directors. The members of the Executive Committee shall be elected by the Board of Directors. The function of the Executive Committee is to review the businesses of the Corporation and to advise the Board of Directors and the Officers of the Corporation as to potential business opportunities, strategies and acquisitions and divestitures. The Executive Committee does not make decisions but acts in an advisory capacity only.

     SECTION 10. COMPENSATION. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors, other than full time employees of the Corporation, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, other than full time employees of the Corporation, may be allowed like compensation for attending committee meetings.

     SECTION 11. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such Director's or Officer's or their votes are counted for such purpose if (i) the material facts as to such Director's or Officer's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such Director's or Officer's or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by the stockholders; or (iii) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 12. REMOVAL OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. GENERAL. The Officers of the Corporation shall be chosen by the Board of Directors and shall be the Chief Executive Officer, a Chairman of the Board of Directors, the Chief Operating Officer, a President, the Chairman of the Executive Committee, a Secretary, a Treasurer and a Controller. The Board of Directors, in its discretion, may also choose one or more Vice Chairman of the Board of Directors (each of whom must be a director) and one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by statute, the Certificate of Incorporation or these By-Laws. The Officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

     SECTION 2. ELECTION. The Board of Directors shall elect the Officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Chairman, the Chief Operating Officer, any Vice Chairman, the President, the Chairman of the Executive Committee, any Senior Vice President or any Vice President and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman shall preside at all Meetings of the Stockholders and of the Board of Directors, and may be the Chief Executive Officer or the Chief Operating Officer of the Corporation, Except where by statute the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation, which may be authorized by the Board of Directors. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman by these By-Laws or by the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by statute to be otherwise signed and executed and except that the other Officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to such Officer by these By-Laws or by the Board of Directors.

     SECTION 6. PRESIDENT. The Board of Directors shall appoint a President who may have the duties of the Chief Executive Officer or Chief Operating Officer unless another officer of the Corporation is so designated. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have such duties as delegated to him by the Chief Executive Officer, and such other responsibilities as are delegated to the President by statute, the Certificate of Incorporation or these By-Laws.

     SECTION 7. CHIEF OPERATING OFFICER. The Chief Operating Officer shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision over the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors and all orders of the Chief Executive Officer are carried into effect.

     SECTION 7.A. THE CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meeting of the Executive Committee and shall have primary responsibility for the review of all acquisitions or divestitures by the Corporation of new or existing businesses.

     SECTION 8. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. At the request of the Chief Executive Officer or in such Officer's absence or in the event of such Officer's inability or refusal to act, the Chief Operating Officer, the President, the Chief Operating Officer, the Chairman of the Executive Committee, the Executive Vice President or the Executive Vice Presidents if there are more than one (in the order designated by the Board of Directors), the Senior Vice President or the Senior Vice Presidents if there are more than one (in the order designated by the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Executive Vice President, each Senior Vice President and each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chairman, the Chief Operating Officer, the President or the Chairman of the Executive Committee from time to time may prescribe. If there be no Chief Executive Officer, no Chairman, no Chief Operating Officer, no President, No Chairman of the Executive Committee, no Executive Vice President, no Senior Vice President and no Vice President, the Board of Directors shall designate the Officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Assistant Vice Presidents shall perform such duties and have such powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chairman or the President from time to time may prescribe.

     SECTION 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all Meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all Meetings of the Stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by such Officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by statute to be kept or filed are properly kept or filed, as the case may be.

     SECTION 10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman or the President, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such person's transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or control belonging to the Corporation.

     SECTION 11. CONTROLLER. The Controller shall have such duties and responsibilities as may be assigned to such person by the Chairman, the President or the Treasurer.

     SECTION 12. ASSISTANT SECRETARIES. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of such Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the power of and be subject to all the restrictions upon the Secretary.

     SECTION 13. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chairman of the Board or the Treasurer, and in the absence of the Treasurer or in the event of such Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or control belonging to the Corporation.

     SECTION 14. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman or the President.

     SECTION 15. TERM OF OFFICE. The Board of Directors shall elect Officers at the first meeting of the Board of Directors after the Annual Meeting of Stockholders. Officers of the Corporation shall hold office until their successors are elected and qualify. Any Officer elected by the Board of Directors may be removed at any time by an affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

                                    ARTICLE V

                                      STOCK

     SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman or a Vice Chairman of the Board of Directors, or the President or a Senior Vice President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. The certificate shall state upon its face that the Corporation is organized under the statutes of the State of Delaware, the name of the person to whom issued, and the number and class of shares, and the designation of series, if any, which such certificate represents.

     SECTION 2. SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such Officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by statute and in these By-Laws, Transfers of stock shall be made on the books of the

Corporation only by the person named in the certificate or by such owner's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any Meeting of Stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such Meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a Meeting of Stockholders shall apply to any adjournment of the Meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned Meeting.

     SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                                     NOTICES

     SECTION 1. NOTICES. Whenever written notice is required by statute, the Certificate of Incorporation or these By-Laws, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telecopy, telegram, telex or cable.

     SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by statute, the Certificate of Incorporation or these By-Laws, to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such Meeting of Stockholders or Board of Directors as the case may be. All such amendments must be approved either by the holders of a majority of the outstanding stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

     SECTION 2. ENTIRE BOARD OF DIRECTORS. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the actual number then fixed.

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 06/30/1997
  971217798 - 2768502

                          CERTIFICATE OF INCORPORATION

                                       OF

                              FCR GREENVILLE, INC.

FIRST:    The name of the Corporation shall be FCR Greenville, Inc. (the
"Corporation").

SECOND:   The address of the Corporation's registered office in the State of
Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD:    The nature of the business or purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be held to limit restrict in any manner of the purposes and powers of the Corporation; provided, that the Corporation shall not conduct any business, promote any purposes, or exercise any power or privilege within or without the Slate of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH:   The authorized capital stock of the Corporation shall be as follows:
One Thousand (1,000) shares designated as common stock and having a par value of ONE CENT ($.01) per share ("Common Stock").

     The holders of the Common Stock shall have the following rights and privileges:

          a. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of stock held.

          b. VOTING REQUIREMENTS. Stockholder action on any matter whatsoever shall require the affirmative vote of at least a majority of the shares of the Common Stock of the Corporation issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by statute, the affirmative vote of the proportion of such shares so specified shall be required.

FIFTH:    In addition to the foregoing Article FOURTH, the Board of Directors may issue one (I) or more classes of Preferred Stock, any or all of which classes may be of stock with or without par value and which classes may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be adopted by resolution of the Board of Directors.

SIXTH:    The number of authorized shares of any separate class or classes of
Preferred Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote, voting as a group, and not as individual classes.

SEVENTH:  The name and mailing address of incorporator is as follows:
John M. Cross, Jr., Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 2000 Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina 27401.

EIGHTH:   The Corporation is to have perpetual existence.

NINTH:    For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot. The following persons are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualify.

               NAME                           MAILING ADDRESS
               ----                           ---------------

               Paul A. Garrett                2101 Rexford Road
                                              Suite 236E
                                              Charlotte, NC 28211

TENTH:    To the fullest extent permitted by the General Corporation Law of
Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ELEVENTH: The Directors of the Corporation have the power to adopt, amend, or repeal the Bylaws.

IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed, that the facts herein stated are true and accordingly have hereunto set my hand this 30th day of June, 1997.


                                        /s/ John M. Cross
                                        -------------------------------
                                        John M. Cross, Jr.
                                        Incorporator

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                              FCR GREENVILLE, INC.
                                      *****

FCR Greenville, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of FCR Greenville, Inc. adopted the following resolution on the 2nd day of April, 2001.

Resolved, that the registered office of FCR Greenville, Inc. in the state of Delaware be and hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, FCR Greenville, Inc. has caused this statement to be signed by Jerry S. Cifor, its Treasurer, this 7 day of May, 2001.

                                        /s/ Jerry S. Cifor
                                        --------------------------
                                        Jerry S. Cifor, Treasurer

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/09/2001
                                                          010224721 - 2768502